UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2005

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In January 2005, Delta Air Lines, Inc. ("Delta") announced a new nationwide pricing structure on most of its flights that significantly reduced many ticket prices, including those for first class seats and last minute purchases. Delta also eliminated Saturday-night stay requirements. We have matched the Delta fare reductions and structure in competitive markets. Our experience to date as a result of Delta's fare reduction has demonstrated the fare reductions are not being sufficiently offset by increases in passenger traffic so as to make them revenue positive, and any associated cost reductions are immaterial to date. As a result, we currently estimate that our revenue will decline by approximately $200 million annually due to the negative impact of the fare restructuring initiated by Delta. This exceeds the high end of our previous estimate of the negative impact to our annual revenue by approximately $50 million. In addition, our operating results may be affected by an even greater amount due to the expense of handling the additional passengers stimulated by the lowered fares.

This current report on form 8-K contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2003 10-K and its other securities filings, which identify important matters such as the consequences of failing to achieve the $500 million reduction in annual payroll and benefit costs by February 28, 2005, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that our projections of the impact on our revenue of the fare restructuring initiated by Delta are accurate. Continental undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

March 9, 2005	By /s/ Jennifer Vogel__________________
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary